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MICRON ENVIRO SYSTEMS, INC.

626 RexCorp Plaza
Uniondale, New York
11556  USA

Novmeber 19, 2008

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Receives Final Government Approval on Coal Permits

Micron Enviro Systems, Inc. ("Micron" or the “Company”) is extremely pleased to announce that is has received final approval on 12 coal permits comprising of 22,456 contiguous acres.  Additional permits are anticipated to be awarded within the coming weeks.  Once all permits are received the company will formulate a work program going forward.  These permits are located in close proximity to a recent major new coal discovery in Saskatchewan Canada.

Bradley Rudman, president of Micron stated, “This is great news for MENV.  We have been waiting for months for the granting of these permits and now are anticipating a more steady flow of news.  MENV management is striving to continue to build shareholder value despite the current volatile overall market conditions. MENV is anticipating additional coal permits to be granted, and management is continuing to evaluate opportunities in other areas with significant upside potential, including potash.  In additional to these factors, MENV is still holding a substantial amount of Alberta Oil sands leases.  At current stock levels,  these leases are contributing virtually no value in regards to the MENV’s share price, however the leases are for 15 years and management is very optimistic that these leases will provide considerable upside value in the future.  These are difficult times, but MENV will push through and management will continue to provide shareholders with upside growth potential with the current projects in hand and potential new projects in the future.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in 4.5 additional Oil Sands sections.   Micron also has approved coal leases at this time covering approximately 22,456 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at .

If you have any questions, please call Micron at 315-307-8136. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 315-307-8136